UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 3, 2008
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11311 (Commission File Number)	13-3386776 (IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI (Address of principal executive offices)		48033 (Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.
On July 2, 2008, Lear made a presentation to the lenders under its senior credit facility regarding a proposed amendment, as further described in Lear’s Form 8-K filed on July 2, 2008. The amendment requires the consent of lenders under Lear’s senior credit facility holding a majority of the $2.7 billion in outstanding revolving commitments and term loans. On July 2, 2008, Lear received such consents from lenders representing a majority of the outstanding revolving commitments and term loans, subject to the conditions set forth therein. Lear also satisfied the conditions set forth in the amendment, and the amendment became effective on July 3, 2008.
The amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Exhibit Description

10.1
First Amendment, dated as of June 27, 2008, to the Amended and Restated Credit and Guarantee Agreement, dated as of April 25, 2006, among Lear, certain subsidiaries of Lear, the several lenders from time to time parties thereto, the several agents parties thereto and JPMorgan Chase Bank, N.A., as general administrative agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation
Date: July 3, 2008	By:	/s/ Terrence B. Larkin
		Name:	Terrence B. Larkin
		Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1
First Amendment, dated as of June 27, 2008, to the Amended and Restated Credit and Guarantee Agreement, dated as of April 25, 2006, among Lear, certain subsidiaries of Lear, the several lenders from time to time parties thereto, the several agents parties thereto and JPMorgan Chase Bank, N.A., as general administrative agent.